Prospectus Supplement No. 6 to Prospectus dated December 7, 2006

Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-133579

Catcher Holdings, Inc.

Supplement No. 6

to

Prospectus Dated December 7, 2006

This is a Supplement to our Prospectus, dated December 7, 2006, with respect to the offer and sale of up to 5,464,157 shares of common stock and 2,874,135 shares of common stock underlying warrants by the selling stockholders listed in the Prospectus or their transferees. This Supplement amends and supplements certain information contained in the Prospectus. You should read this Supplement carefully.

We develop, market and sell the CATCHER™ device, a ruggedized portable computer built to military standards that incorporates voice, video, data, and biometric information with multiple wireless and wired communications capabilities. We expect the device to be part of the worldwide enterprise mobile device platform marketplace, which is comprised of commercial-grade, semi-rugged/rugged and fully rugged form products.

Our common stock is quoted on the Over-the-Counter Bulletin Board, commonly known as the OTC Bulletin Board, under the symbol “CTHH.” On April 5, 2007 the last sale price for our common stock on the OTC Bulletin Board was $1.15.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS FOR OUR SHARES, WHICH ARE LISTED IN THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Supplement and the Prospectus or determined if this Supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 10, 2007

CURRENT REPORT ON FORM 8-K

On April 10, 2007, we filed with the SEC (i) a Current Report on Form 8-K disclosing that beginning on April 4, 2007 and continuing until April 10, 2007, Catcher Holdings, Inc. (the “Company”) entered into a Note and Restricted Stock Purchase Agreement with certain accredited investors and closed on the private placement of Secured Convertible Promissory Notes with an aggregate principal amount of $850,000 and 297,500 shares of restricted Common Stock of the Company and (ii) a Current Report on Form 8-K/A restating the text of the Current Report on 8-K filed on February 21, 2007 to clarify the date of Charles Sander’s resignation from the Company’s Board of Directors.

A copy of our Current Report on Form 8-K and our Current Report on Form 8-K/A each filed on April 10, 2007, is being provided along with this Supplement.

Information about other documents that have been incorporated by reference into the Prospectus is included in the section of the Prospectus captioned “Where You Can Find More Information.”

Prospectus Supplement dated April 10, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44084 Riverside Parkway, Suite 320

Leesburg, Virginia 20176

(Address of Principal Executive Offices, including zip code)

(703) 723-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Beginning on April 4, 2007 and continuing until April 9, 2007, Catcher Holdings, Inc. (the “Company”) entered into a Note and Restricted Stock Purchase Agreement with certain accredited investors and closed on the private placement of Secured Convertible Promissory Notes (the “Notes”) with an aggregate principal amount of $850,000 and 297,500 shares of restricted Common Stock of the Company. Subject to the conversion provisions set forth in the Notes, the unpaid principal together with all accrued interest on the Notes is due and payable in full 90 days following the issuance date of each such Note (the “Maturity Date”). Interest accrues on the unpaid principal balance at a rate of ten percent (10%) per annum, simple interest, and is payable in full along with the principal balance on the Maturity Date. In the event that the Company, at any time after the date of issuance of the Notes and prior to the payment or conversion in full of the Notes, raises proceeds of at least $5,000,000 in a Next Equity Financing (as that term is defined in the Notes), then the outstanding principal amount and all accrued but unpaid interest on the Notes may be converted at the holder’s discretion at the closing and on the same terms and conditions of the Next Equity Financing, into Next Equity Securities (as that term is defined in the Notes) at the Next Equity Security Conversion Price (as that term is defined in the Notes).

The securities being offered have not been registered under the Securities Act of 1933, as amended, or any state securities law and have been sold in a private transaction pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. The shares may not be subsequently offered or sold within the United States absent registration or exemption from such registration requirements and compliance with applicable state laws. Under the terms of a Registration Rights Agreement to be entered into in connection with the Next Equity Financing, the Company will be obligated to register any shares and shares underlying any warrants (if any) upon conversion of the Notes.

The description of the transaction set forth above is qualified in its entirety by reference to the Note and Restricted Stock Purchase Agreement and Secured Convertible Promissory Note, forms of which are filed with this current report as Exhibits 10.35 and 10.36.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase any securities.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.35	Form of Note and Restricted Stock Purchase Agreement to be executed by and among the Company and the investors identified on the signature pages thereto.

10.36	Form of Secured Convertible Promissory Note to be executed by and among the Company and the investors identified on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

April 10, 2007	By:	/s/ Denis McCarthy
Denis McCarthy
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
10.35	Form of Note and Restricted Stock Purchase Agreement to be executed by and among the Company and the investors identified on the signature pages thereto.

10.36	Form of Secured Convertible Promissory Note to be executed by and among the Company and the investors identified on the signature pages thereto.

4

Exhibit 10.35

NOTE AND RESTRICTED STOCK PURCHASE AGREEMENT

This Note and Restricted Stock Purchase Agreement (this “Agreement”) is dated as of [                    ], 2007 among Catcher Holdings, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Closings” means the Initial Closing and each Subsequent Closing.

“Closing Date” means the date of (i) the Initial Closing; and (ii) each Subsequent Closing, respectively.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereinafter be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Company Counsel” means Morrison & Foerster, LLP, 12531 High Bluff Drive, Suite 100, San Diego, California 92103.

“Conversion Shares” means the shares of capital stock issuable upon exercise of the Conversion Warrants or upon conversion of the Notes.

“Conversion Warrants” means collectively the warrants to be delivered to the Purchasers upon conversion of the Notes in accordance with the terms thereof.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Initial Closing” shall have the meaning ascribed to such term in Section 2.1.

“Liens” shall have the meaning ascribed to such term in Section 3.1(a) hereof.

“Loan Amount” means, as to each Purchaser, the aggregate amount to be borrowed by the Company hereunder and evidenced by the Notes as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Loan Amount,” in United States Dollars.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation and reasonable attorneys’ fees.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Notes” shall mean the Secured Convertible Promissory Notes issued to the Purchasers pursuant to this Agreement, in the form attached hereto as Exhibit A.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by the Company and the Purchasers upon the conversion of the Notes in accordance with the terms thereof.

“Registration Statement” means a registration statement covering the resale of the Conversion Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e) hereof.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future upon exercise or conversion in full of all Conversion Warrants, Conversion Shares (if applicable) and Notes, ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Securities” means the Notes, the Shares, the Conversion Warrants and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of restricted Common Stock issued pursuant to this Agreement, together with any shares of Common Stock issued upon a stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing following the Closing Date.

“Subsequent Closing” shall have the meaning ascribed to such term in Section 2.1.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports.

“Trading Day” means any day during which the Trading Market shall be open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock may be listed or quoted for trading on the date in question: OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market.

“Transaction Documents” means this Agreement, the Notes, the Conversion Warrants, and the Registration Rights Agreement.

ARTICLE II

PURCHASE AND ISSUANCE

2.1 Closings. At each Closing, the Company agrees to borrow the Loan Amount from, and issue a corresponding Note and a number of Shares equal to the Loan Amount divided by $2.857 to, each Purchaser participating at such Closing, and, subject to the terms and conditions contained herein, each such Purchaser severally agrees to loan to the Company the Loan Amount set forth on the signature page to this Agreement. The initial closing (the “Initial Closing”) of the transactions hereunder shall take place at the offices of Company Counsel after the receipt by the Company of an aggregate Loan Amount from Purchasers of at least $700,000 and after it has been determined that all conditions in this Agreement have been met in the sole and absolute discretion of the Company. Following the Initial Closing, the Company may, at subsequent closings (the “Subsequent Closings” and each a “Subsequent Closing”), borrow additional Loan Amounts from Purchasers until such time as the Company has issued Notes with an aggregate principal amount equal to $1,050,000. At each Closing, funds equal to the Loan Amount of each Purchaser shall be delivered to the Company and the Company shall deliver to each such Purchaser his, her or its respective Note and Shares as provided herein and the other items set forth in Section 2.2 issuable at such Closing.

2.2 Conditions to Closing. Each Closing shall be subject to the following conditions and deliveries being met on such Closing’s Closing Date:

(a) At or prior to the Closing, unless otherwise indicated below, the Company shall deliver or cause to be delivered to each Purchaser participating in such Closing the following:

(i) a Secured Convertible Promissory Note evidencing the Loan Amount loaned by such Purchaser, registered in the name of such Purchaser;

(ii) a stock certificate evidencing the Shares purchased by such Purchaser, registered in the name of such Purchaser; and

(iii) this Agreement, duly executed by the Company; and

(b) At or prior to the Closing, each Purchaser participating in such Closing shall deliver or cause to be delivered to the Company the following:

(i) such Purchaser’s Loan Amount; and

(ii) this Agreement, duly executed by such Purchaser.

(c) It shall be a condition to the obligation of the Company, on the one hand, to issue and deliver the Notes and the Shares to be issued and delivered at a Closing, and of the Purchasers participating in a Closing, on the other hand, to loan such Loan Amount represented by the respective Note, that all representations and warranties of the other party(ies) contained herein shall remain true and correct as of the Closing Date of such Closing and all covenants and obligations of the other party(ies) shall have been fully performed or otherwise satisfied or waived if due on or prior to such date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to each Purchaser:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as specified in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as described in its SEC Reports. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company other than Required Approvals. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents except where such violation could not, individually or in the aggregate, constitute a Material Adverse Effect.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of the Registration Statement and the consent of the Commission to the effectiveness thereof, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance of the Conversion Warrants and the listing of the Conversion Shares for trading thereon in the time and manner required thereby and any required approvals of such Trading Market thereof, (iii) the filing of Form D with the Commission and applicable Blue Sky filings and (iv) the filings required pursuant to Section 4.4 hereunder (collectively, the “Required Approvals”).

(f) Issuance of the Notes and Shares. The Notes are duly authorized and, when issued in accordance with the applicable Transaction Documents, will be duly and validly issued. The Shares and Conversion Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens. Any Conversion Shares, when issued and paid for in accordance with the respective warrant certificate or Notes, will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares at least equal to the Required Minimum on the date hereof. The Company has not, and to the knowledge of the Company, no Affiliate of the Company has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes and Shares in a manner that would require the registration under the Securities Act of the sale of the Notes or the Shares to the Purchasers, or that would be integrated with the offer or sale of the Notes and the Shares for purposes of the rules and regulations of any Trading Market.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company as of March 8, 2007, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans as of March 8, 2007, is set forth on Schedule 3.1(g) of the Disclosure Schedules attached hereto. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as contemplated hereby and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Notes, the Shares and Conversion Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth on Schedule 3.1(g), all of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities; provided that this sentence shall be limited to the Company’s knowledge with respect to any shares of the Company’s capital stock issued prior to May 4, 2005. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Notes or Shares. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Except as set forth on Schedule 3.1(g) and as contemplated by the Transaction Documents, the Company has not granted any registration or similar rights with respect to any security of the Company requiring the Company to register such securities of the Company.

(h) SEC Reports; Financial Statements. Except as otherwise disclosed in the SEC Reports, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. All SEC Reports filed within the 10 days preceding the date hereof have been made available to the Purchasers. The SEC Reports filed since May 4, 2005 complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports filed since May 4, 2005, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports: (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or similar plans.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) except as disclosed in the SEC Reports, adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Notes or the Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except for the request for confidential treatment of information submitted to the Commission on November 9, 2006, the Company does not have pending before the Commission any request for confidential treatment of information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

(l) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(m) Regulatory Permits. Except as otherwise described in the SEC Reports, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for companies similarly situated with the Company in the businesses in which the Company and the Subsidiaries are engaged. To the Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as required to be set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(r) Certain Fees. Except as set forth on Schedule 3.1(r), the Company has not engaged or retained any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person and has not agreed to pay any commissions or other fees to any of the same with respect to the transactions contemplated by this Agreement.

(s) Private Placement. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 3.2(b)-(f), the offer, issuance and sale of the Notes, the Shares, the Conversion Warrants and the Conversion Shares to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act and do not contravene the rules and regulations of the Trading Market.

(t) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(u) Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(v) No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor, to the knowledge of the Company, any of its directors or officers (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale and issuance of the Notes or the Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Notes, the Shares, the Conversion Shares or the Conversion Warrants under the Securities Act or made any “directed selling efforts” as defined in Rule 902 of Regulation S.

(w) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(x) Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of each Closing Date, and the rules and regulations promulgated thereunder.

(y) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes and the Shares, will not be or be an Affiliate of an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

(a) Organization; Authority. If the Purchaser is not an individual, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. If the Purchaser is not an individual, the loan by such Purchaser of the Loan Amount evidenced by the Notes hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser if the Purchaser is not an individual, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time or limit such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and currently anticipates that on each date on which it exercises any Conversion Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. If the Purchaser is not an individual, such Purchaser has not been formed solely for the purpose of acquiring the Securities. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act. Each Purchaser has delivered to the Company a complete and accurate Purchaser Questionnaire, the form of which is attached hereto as Exhibit B.

(d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) SEC Reports. Such Purchaser has carefully read and reviewed the Company’s SEC Reports and has had the opportunity to ask questions of Company representatives regarding the contents of such SEC Reports. Each Purchaser has relied on the SEC Reports in conjunction with its investment decision-making process.

(g) Additional Disclosure. Such Purchaser has read and reviewed the Executive Summary attached hereto as Exhibit C. Each Purchaser has had the opportunity to ask questions of Company representatives regarding the contents of such materials.

(h) Certain Fees. Such Purchaser has not engaged or retained any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person and has not agreed to pay any commissions or other fees to any of the same with respect to the transactions contemplated by this Agreement.

(i) Tax Advice. The Purchaser has relied on its own analysis and the advice of its tax or legal advisors. The Purchaser acknowledges that neither the Company nor the Company Counsel has provided nor intends to provide any advice regarding the tax consequences of the execution and delivery of the Transaction Documents.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Registration Rights. Upon conversion of the Notes in accordance with the terms thereof, the Purchasers and the Company shall execute the Registration Rights Agreement.

4.2 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or in a non-sale transaction to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Each Purchaser, severally and not jointly with the other Purchasers, agrees to the imprinting, so long as is required by this Section 4.2(b), of the following legend on any certificate evidencing Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE

COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) The Company agrees that following such time as such legend is no longer required, it will, no later than ten Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing the Shares or the Conversion Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), together with all necessary documentation relating to the legend removal request, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.3 Exercise Procedures. The form of Notice of Exercise included in the Conversion Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Conversion Warrants. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Conversion Warrants. The Company shall honor exercises of the Conversion Warrants and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.4 Conversion Procedures. The terms of the Notes set forth the totality of the procedures required of the Purchasers in order to convert the Notes. No additional legal opinion or other information or instructions shall be required of the Purchasers to convert their Notes. The Company shall honor conversions of the Notes and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.5 Additional Debt. The Company shall not incur any additional indebtedness after the date of this Agreement without first obtaining the prior written consent of the Purchasers holding, together, a majority of the Shares and Conversion Shares on an as-converted basis (assuming for such purpose the exercise or conversion of all outstanding Notes and underlying Conversion Warrants and Conversion Shares into shares of Common Stock).

4.6 Securities Laws Disclosure; Publicity. The Company shall issue a press release or file a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby. Notwithstanding the foregoing, other than in any registration statement filed pursuant to the Registration Rights Agreement, the filings related thereto and as the Company determines is required in order to comply with any applicable law, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide each Purchaser with prior notice of such disclosure.

4.7 Use of Proceeds. The Company shall use the net proceeds from the issuance of the Notes hereunder as set forth in Exhibit D.

4.8 Confidentiality. Each Purchaser agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor his, her or its investment in the Company any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement or otherwise (but not including the SEC Reports) (“Confidential Information”), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 4.8 by such Purchaser); provided, however, that a Purchaser may disclose Confidential Information (i) to his, her or its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring his, her or its investment in the Company, or (ii) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure.

4.9 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

ARTICLE V

MISCELLANEOUS

5.1 Fees and Expenses. The parties shall be responsible for their own legal and other expenses, if any, in connection with this transaction.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or the electronic mail address specified on the signature page attached hereto prior to 5:30 p.m. Eastern time on a Trading Day and, with respect to a notice delivered via facsimile, an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or electronic mail address specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. Eastern time on any Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchasers holding, together, a majority of the Shares and Conversion Shares on an as-converted basis (assuming for such purpose the exercise or conversion of all outstanding Notes and underlying Conversion Warrants and Conversion Shares into shares of Common Stock). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement and the Registration Rights Agreement to any Person to whom such Purchaser assigns or transfers any Securities as long as such Purchaser provides prompt notice to the Company.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Virginia, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Roanoke. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Roanoke, County of Roanoke, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Survival. The representations and warranties contained herein shall survive for a period of two years following the Closing.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) such document with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.

5.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Note and Restricted Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CATCHER HOLDINGS, INC.	Address for Notice:

By:	44804 Riverside Parkway
Name:	Leesburg, VA 20176
Title:	Phone: (925) 949-8309
Fax: (925) 887-6747
e-mail: dmccarthy@catcherinc.com

With a copy to (which shall not constitute notice):

Jeremy D. Glaser, Esq.

Morrison & Foerster, LLP

12531 High Bluff Drive

Suite 100

San Diego, CA 92130

Phone: (858) 720-5103

Fax: (858) 523-2822

e-mail: jglaser@mofo.com

[PURCHASER SIGNATURE PAGES TO NOTE AND RESTRICTED STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Note and Restricted Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity or

Individual:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory if not an Individual:

Title of Authorized Signatory if not an Individual

Email Address of Authorized Entity or Individual:

Address for Notice of Investing Entity or Individual:

Address for Delivery of Securities for Investing Entity or Individual (if not same as above):

Loan Amount:

Shares:

Warrant to Purchase Common Stock:

EIN or SSN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

EXHIBIT A

FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

EXHIBIT B

PURCHASER QUESTIONNAIRE

The Purchaser represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Purchaser comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation: In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities.

Category D	The undersigned is a bank; a savings and loan association; insurance registered investment company; registered business development company; led small business investment company (“SBIC”); or employee benefit plan the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions to be made solely by persons that are accredited investors, describe (entity)

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F	The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Common Stock and with total assets in excess of $5,000,000. (describe entity)

Category G	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H	The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category I	The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

SUITABILITY (please answer each question)

(a)	For an individual Purchaser, please describe your current employment, including the company by which you are employed and its principal business:

(b)	For an individual Purchaser, please describe any college or graduate degrees held by you:

(c)	For all Purchasers, please list types of prior investments:

(d)	For all Purchasers, please state whether you have participated in other private placements before:

YES                                         NO

(e)	If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public other Companies	Private Companies	Public or Private VoIP or Communications Companies
Frequently
Occasionally
Never

(f)	For individual Purchasers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES                                         NO

(g)	For trust, corporate, partnership and other institutional Purchasers, do you expect your total assets to significantly decrease in the foreseeable future:

YES                                         NO

(h)	For all Purchasers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES                                         NO

(i)	For all Purchasers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES                                         NO

(j)	For all Purchasers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES                                         NO

MANNER IN WHICH TITLE IS TO BE HELD, (circle one)

(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of Survivorship (both parties must sign)
(d)	Partnership*
(e)	Tenants in Common
(f)	Company*
(g)	Trust* (h) Other*

*	If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one):

YES                                         NO

If Yes, please describe:

*If Purchaser is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

Name of NASD Member Firm

By:
Authorized Officer

Date:

The above information is true, complete and accurate in all material respects and the undersigned recognizes that the Company is relying on the truth, completeness and accuracy of such information in determining whether the offering of the Notes meets the requirements for the exemption from registration contained in Section 4(2) of the U.S. Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission, and similar exemptions under applicable state securities laws or the applicable laws of other relevant jurisdictions.

The undersigned agrees to notify the Company promptly of any material changes in the foregoing information or any event resulting in the omission of any statement required to be made herein that occurs prior to the acceptance of the subscription to which this Questionnaire relates.

Executed at                                         , on                     , 2007.

Print Name:

EXHIBIT C

EXECUTIVE SUMMARY

EXHIBIT D

USE OF PROCEEDS

Exhibit 10.36

THIS SECURED CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS SECURED CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS SECURED CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS SECURED CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED [                    ], 2007, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

SECURED CONVERTIBLE PROMISSORY NOTE

$[ ]	[ ], 2007
Leesburg, Virginia

FOR VALUE RECEIVED, Catcher Holdings, Inc., a Delaware corporation (the “Company”), promises to pay to the order of [                    ], or its registered assigns (“Holder”), the principal sum of [                                        ] Dollars ($[                    ]) with interest on the outstanding principal amount at the rate of ten percent (10%) per annum. Interest will be computed on the basis of a 360 day year consisting of twelve (12) thirty (30) day months, and for any periods shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of Issue. Interest shall commence with the date hereof and shall continue on the outstanding principal of this Secured Convertible Promissory Note (this “Note”) until paid or converted in accordance with the provisions hereof.

1. Definitions. For purposes of this Note, the following terms shall have the following meanings (capitalized terms used herein but not otherwise defined shall have the meanings provided therefor in the Agreement):

“Next Equity Security Conversion Price” shall mean a price per share equal to the price per share paid for the Next Equity Securities (as defined below) in the Next Equity Financing (as defined below).

“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in Leesburg, Virginia.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

2. Note and Restricted Stock Purchase Agreement. This note (this “Note”) is issued pursuant to the terms of that certain Note and Restricted Stock Purchase Agreement (the “Agreement”) dated as of [                    ], 2007, by and among the Company and the Purchasers identified on the signature pages thereto. This Note is one of a series of notes (the “Notes”) that may be issued under the Agreement having like tenor and effect (except for variations necessary to express the principal amount of each of the Notes and the date on which each Note is issued) issued or to be issued by the Company in accordance with the terms of the Agreement. The Notes shall rank equally without preference or priority of any kind over one another.

3. Maturity. Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the earlier of (a) the date that is ninety (90) days after the date hereof, (b) the closing of a Next Equity Financing (as defined below), or (c) the acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default (such earlier date, the “Maturity Date”).

4. Payments.

(a) Form of Payment. All payments of interest and principal (other than payment by way of conversion) shall be in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company.

(b) Interest Payments. The Company shall pay to Holder accrued and unpaid interest upon the payment of the full outstanding principal amount.

(c) Prepayment. The Company shall have the right to prepay any and all amounts owed under this Note in whole or in part at any time subject to Section 6(a) below, provided that any such prepayment must be accompanied by the accrued and unpaid interest on the principal being prepaid through the date of prepayment.

5. Conversion or Payment Upon Next Equity Financing.

Conversion into Next Equity Securities. In the event that the Company, at any time after the date of issuance of this Note and prior to the payment or conversion in full of this Note, shall issue and sell shares of its capital stock (the “Next Equity Securities”) to investors for aggregate proceeds to the Company (including cancellation of the indebtedness represented by this Note and otherwise) of not less than $5,000,000 (a “Next Equity Financing”), then the outstanding principal amount of this Note and all accrued but unpaid interest thereon shall, at the option of Holder, be convertible, at the closing and on the same terms and conditions of the Next Equity Financing, into shares of the Next Equity Securities at a conversion price equal to the Next Equity Security Conversion Price upon surrender to the Company of this Note at the principal offices of the Company at the closing of the Next Equity Financing. In connection with such conversion, Holder agrees to execute and deliver to the Company any documents reasonably requested by the Company to be executed by the investors in the Next Equity Financing, including without limitation a stock purchase agreement, thereby agreeing to be bound by all obligations and receive all rights thereunder. As soon as is reasonably practicable after a conversion has been effected, the Company shall deliver to Holder a certificate or certificates representing the number of shares of the Next Equity Securities (excluding any fractional share) issuable by reason of such conversion pursuant to this Section 5 in such name or names and such denomination or denominations as Holder has specified.

6. Conversion Upon Notice.

(a) Individual Holder Conversion.

(i) In the event that the Company elects to prepay this Note, in whole or in part, at any time prior to the closing of a Next Equity Financing, the Company shall provide Holder with notice of its intention at least five (5) Business Days prior to such prepayment. Holder shall then have the right have the right to convert all or any portion of then the outstanding principal amount of, and all accrued but unpaid interest on, this Note into Next Equity Securities at the Next Equity Security Conversion Price upon Holder’s surrender to the Company of this Note at the principal office of the Company within three (3) Business Days of such notice. In the event that only a portion of this Note is being converted, the Company shall issue a replacement Note representing the remaining Principal Amount of the Note that has not been converted

(b) Effectiveness of Conversion. Any conversion pursuant to this Section 6 shall be deemed to have been effected as of the close of business on the date on which this Note is surrendered at the principal office of the Company pursuant to Section 6(a)(i). At such time as such conversion has been effected, the rights of Holder under this Note, to the extent of the conversion, shall cease, and Holder shall thereafter be deemed to have become the holder of record of the shares of the Company’s Common Stock issuable upon such conversion.

(c) Issuance of Certificates. As soon as is reasonably practicable after a conversion has been effected, the Company shall deliver to Holder (i) a certificate or certificates representing the number of shares of Common Stock (excluding any fractional share) issuable by reason of such conversion pursuant to this Section 6 and a warrant representing the number of Series F Warrants (excluding any warrants to acquire fractional shares) issuable by reason of such conversion pursuant to this Section 6, each in such name or names and such denomination or denominations as Holder has specified.

(d) No Fractional Shares. If any fractional share of capital stock or warrant to acquire fractional shares would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share or warrants, shall pay an amount equal to the value of such fractional share or warrants, as determined by the per share conversion price used to effect such conversion.

7. Default.

(a) Events of Default. For purposes of this Note, any of the following events which shall occur shall constitute an “Event of Default”:

(i) any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise, and any such amount shall remain unpaid for a period of thirty (30) days after the delivery of notice of nonpayment;

(ii) the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within sixty (60) days, (C) make an assignment for the benefit of creditors, (D) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (E) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code, or (F) fail generally or admit in writing to its inability to pay its debts as they become due;

(iii) the Company shall liquidate, wind up or dissolve; or

(iv) an event of default shall have occurred and be continuing under any other Note issued under the Agreement.

(b) Consequences of Events of Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, Holder may, upon notice or demand, declare the outstanding indebtedness under this Note to be due and payable, whereupon the outstanding indebtedness under this Note shall be and become immediately due and payable, and the Company shall immediately pay to Holder all such indebtedness.

8. Security. As security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the amounts due hereunder, and in order to induce Holder to make the loan to the Company, the Company hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Holder a continuing security interest in all of its respective right, title and interest in and to all assets of the Company, whether now owned or hereafter acquired, together with all proceeds of the foregoing and all accessions to, substitutions and replacements therefor. At the request of Holder, the Company shall duly execute, deliver and file a form UCC-1 with the Secretary of State of the State of Delaware. In the event the Company does not close a Next Equity Financing within 60 days of the date hereof, the Company shall, upon request of the Holder, enter into a Security Agreement and other security documentation in form and substance satisfactory to the Holder.

9. Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of an affidavit of lost, stolen or destroyed note in a form satisfactory to the Company.

10. Governing Law. This Note is to be construed in accordance with and governed by the laws of the State of Virginia.

11. Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers holding more than 50% of the aggregate Loan Amount outstanding under all Notes.

12. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 5.3 of the Agreement.

13. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

14. Note Transferable. Subject to compliance with applicable federal and state securities laws and the transfer restrictions set forth in the Agreement, under which this Note was issued, this Note and all rights hereunder may be transferred, in whole or in part, without charge to Holder (except for transfer taxes), and, thereafter, upon surrender of this Note properly endorsed and in compliance with the provisions of the Agreement; provided, however, that in the event Holder desires to sell or otherwise transfer this Note to any third party, Holder shall provide the Company with prior written notice of such sale or transfer (including the terms and conditions of such proposed sale or transfer) and the Company shall have a right of first refusal for thirty (30) days following the Company’s receipt of such notice, at the Company’s option to prepay or redeem this Note or purchase this Note on the terms set forth in such notice.

15. Payments. Whenever any payment of cash is to be made by the Company to the Holder pursuant to this Note, such payment shall be made in lawful money of the United States of America by either (a) a check drawn on the account of the Company and sent via overnight courier service to Holder at such address as previously provided to the Company in writing (which address, in the case of Holder as of the date of issuance hereof, shall initially be the address for Holder as set forth in the Agreement) or (b) via wire transfer of immediately available funds. Whenever any payment to be made shall otherwise be due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

Catcher Holdings, Inc.

By:
Name:	Denis McCarthy
Title:	Chief Financial Officer